Exhibit 10.7

*** INDICATES CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B) OF REGULATION S-K BECAUSE THE IDENTIFIED CONFIDENTIAL PORTIONS (I) ARE NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Client Code/Reference No:

AMENDMENT

Effective Date as of July 1, 2006

AMENDMENT to the Index License Agreement for Funds (the “Agreement”), dated as of March 18, 2000, by and between Morgan Stanley Capital International Inc. (“MSCI”) and Barclays Global Investors, N.A. (“Licensee”), as previously amended.

1.

T erm: Section 1 of the Amendment dated as of December 3, 2004 to the Agreement is hereby deleted. The term of the Agreement is extended until ****, unless earlier terminated as provided therein or herein. Thereafter, the Agreement shall renew for successive one-year periods unless either party provides written notice to the other of its intent not to renew at least ninety (90) days prior to the end of the then-current term.

2.

F ees: Section 2 of the Amendment dated as of December 3, 2004 to the Agreement is hereby deleted. The license fees shall be calculated and payable on a calendar quarterly basis as follows commencing as of July 1, 2006:

a.

****: Licensee shall pay MSCI a **** with respect to the use of the MSCI Standard International Equity Index **** as the basis for, or a component of, any passively managed fund. The **** license fee shall equal:

•	**** multiplied by **** subject to a ****.

To the extent that the license fees payable to MSCI for a passively managed Fund based on **** such licensee fees payable to MSCI, when expressed as **** the applicable period **** such Fund **** when expressed as **** for such ****.

b.

O THER MSCI INDICES: For use of all other MSCI Indices licensed under the Agreement, Licensee shall pay MSCI a **** license fee with respect to the use of each such Index as the basis for, or a component of a passively managed Fund. The **** license fee shall be calculated as **** during the applicable **** per Fund and a **** as follows:

***	***
First ****	****
From ****	****
From ****	****
From ****	****
Greater than ****	****

c.	****
d.

P ayment: The license fees shall be paid in arrears to MSCI by the fifteenth day of the following quarter and shall be accompanied by a statement from Licensee stating that such fees are accurate. Any license fees or any other amounts due hereunder that are not timely paid shall accrue interest at the rate of **** or the maximum amount permitted by law, whichever is less, which interest charges shall begin accruing on the relevant due date and shall continue to accrue until such license fees and all other amounts due hereunder are paid in full.

e.

R ecords: Licensee shall maintain detailed and accurate records with respect to the assets of the Funds and any of Licensee’s payment to MSCI hereunder. During the term of the Agreement and for a period of **** after its termination, Licensee, upon written request by MSCI, shall provide access to such records during normal business hours to MSCI and/or an independent accounting organization, chosen and compensated by MSCI. Licensee shall promptly pay any underreported license fees and all other amounts due hereunder determined by such audit ****, whichever is less, for the period of time during which such amount was owed and unpaid. If such audit reveals an underpayment in excess **** of the amount due hereunder, then Licensee shall also pay for the reasonable cost of such audit.

f.	T axes: Licensee will promptly pay **** arising as a result of the Agreement, other than ****.
3.	A dditional Licensees:
a.

If MSCI grants **** after the effective date of this Amendment a **** the basis for any passively managed fund to be listed by the licensee for trading on an exchange ****, then the license fees payable hereunder for the relevant Index shall ****. For purposes of clarity and by way of illustration only, the parties acknowledge that **** licensed after the date hereof **** to serve as the ****, only the license fees ****.

b.	Licensee acknowledges that prior to the effective date of this Amendment MSCI has **** confidential basis to ****.

The **** which the parties agree is not subject to Section 3(a) above. If the **** MSCI shall inform Licensee and the parties shall negotiate in good faith to consider whether **** (as defined in Section 5 below) payable hereunder for Licensee’s Funds based on **** is appropriate. Any **** would consider the **** Licensee’s ability to continue paying ****. MSCI and BGI will jointly consider any impact of the **** over a reasonable period of time (not less than one year), including factors such as

****.

c.

Licenses granted by MSCI **** based on customized versions, or sub-indices (e.g., sector indices or market-cap sub-indices) or aggregated indices (e.g., regional indices), of **** are not subject to Section 3(a) above. If the name of any such **** based on a **** index includes the **** it shall use a **** index name (e.g., ****).

Further, for purposes of clarity and by way of illustration only the parties acknowledge that licenses granted by MSCI ****

(x) as a benchmark for actively managed funds or (y) as the basis for, or a component of, funds that aim to provide a **** (e.g., ****) or an **** (e.g., ****) linked to such Indices, are also ****.

d.	If Licensee **** that **** may license the relevant **** without the **** otherwise required by Section 3(a) above.

The determination of whether an index **** an MSCI Index shall be based on the information available **** based on such other index. To determine whether an index **** with **** the parties agree that factors to be considered should include the following:

i.	****
ii.	****
iii.	****

For purposes of illustration, the parties agree that as of today (x) a ****, (y) a ****, and (z) a ****.

Additionally, the parties agree that **** (e.g., a third party ****) do not **** provided that the **** is reflected in the index name and the Fund name.

4.	I ndex Definitions:

For the avoidance of doubt, the parties acknowledge that the **** are defined as the then-current versions of such indices as part of the MSCI Standard International Equity Index Series, and the Agreement and this Amendment shall apply with respect to any successor index, or any methodology changes to, any such Index; resulting in such index remaining an MSCI Standard International Equity Index.

5.	I ndex Marketing:
a.

The parties acknowledge that immediately prior to the effective date of this Amendment, the license fees payable to MSCI under the Agreement for **** as the basis for, or a component of, any Fund were calculated using the formulas set forth in the table in Section 2(b) above.

b.	**** means the difference (if any) in the **** for the use of **** collectively, as the basis for or a component of any Fund calculated using the formula set forth in Section 2(a) above ****.
c.

For any **** received by MSCI in each annual period measured from the effective date of this Amendment and **** during the succeeding annual period. Such marketing or promotional efforts may include the cost of advertisements, road-shows, sales and marketing personnel, speaking engagements, research articles and other publications, conference sponsorships and other such activities.

d.

Licensee acknowledges that MSCI’s marketing and promotional efforts shall be limited to MSCI’s international indices, and that MSCI has no obligation or intent to market or promote any Funds or Licensee’s products or services generally.********.

6.	M iscellaneous:

This Amendment is intended to amend and operate in conjunction with the Agreement and together this Amendment and the Agreement constitute the complete and exclusive statement of the agreement between the parties and supersede in full all prior proposals and understanding, oral or written, relating to the subject matter hereof. No right or license of any kind is granted to Licensee except as expressly provided in the Agreement and this Amendment. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.

BARCLAYS GLOBAL INVESTORS, N.A		MORGAN STANLEY CAPITAL INTERNATIONAL INC.

By	/s/ Michael Latham	By	/s/ Allen Heery
Name and Title Michael Latham		Name and Title Allen Heery
BARCLAYS GLOBAL INVESTORS, N.A.			Executive Director

By	/s/ Greg Friedman
Name and Title Greg Friedman